EXHIBIT 99.1

Alcan Cheese and Meat

Statements of Assets Acquired and Liabilities Assumed and Revenues and Direct Expenses

Alcan Cheese and Meat

Index

                                                                                                                                                                                                      Page(s)

Report of Independent Registered Public Accounting Firm.................................................................................................. 1

Financial Statements

Statements of Assets Acquired and Liabilities Assumed as of June 30, 2010 (Unaudited),
December 31, 2009 and 2008.......................................................................................................................................................... 2

Statements of Revenues and Direct Expenses for the periods January 1, 2010 through

February 28, 2010 (Unaudited), and March 1, 2010 through June 30, 2010 (Unaudited),

for the six months ended June 30, 2009 (Unaudited), for the years ended

December 31, 2009 and 2008, and for the periods October 24, 2007 through

December 31, 2007 and January 1, 2007 through October 23, 2007..........................................................................................3

Notes to Financial Statements................................................................................................................................................. 4-13

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Exopack Holding Corp.:

We have audited the accompanying special-purpose statements of assets acquired and liabilities assumed of Alcan Cheese and Meat ("the Business”, as further described in Note 1) as of December 31, 2009 and 2008 and the related statements of revenues and direct expenses of the Business for the years ended December 31, 2009 and 2008 and for the periods October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007.  These financial statements are the responsibility of the Business' management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Exopack Holding Corp.) as described in Note 2 of the financial statements, and are not intended to be a complete presentation of the Business' financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Business as of December 31, 2009 and 2008 and its revenues and direct expenses for the years ended December 31, 2009, and 2008 and for the periods October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

September 17, 2010

Alcan Cheese and Meat

Statements of Assets Acquired and Liabilities Assumed

June 30, 2010 (Unaudited), December 31, 2009 and 2008

(In thousands of dollars)

	Successor *	Predecessor 2 *
	Bemis ACM	Rio ACM
	June 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
Assets acquired
Trade receivables, net	$ 10,429	$ 11,005	$ 10,443
Inventories, net	13,437	10,954	12,343
Prepaid expenses and other current assets	348	84	41
Property, plant and equipment, net	45,046	47,064	51,588
Intangible assets, net	26,879	45,832	48,632
Total assets acquired	96,139	114,939	123,047
Liabilities assumed
Accounts payable	7,377	6,342	11,888
Accrued liabilities	4,813	7,157	5,702
Capital lease obligations	9,160	9,534	10,244
Total liabilities assumed	21,350	23,033	27,834
Net assets acquired	$ 74,789	$ 91,906	$ 95,213

* As defined in Note 2.

The accompanying notes are an integral part of these financial statements.

Alcan Cheese and Meat

Statements of Revenues and Direct Expenses

For the periods March 1, 2010 through June 30, 2010 (Unaudited) and January 1, 2010 through February 28, 2010 (Unaudited), for the six months ended June 30, 2009 (Unaudited), for the years ended December 31, 2009 and 2008, and for the periods October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007

(In thousands of dollars)

	Successor *	Predecessor 2 *					Predecessor 1 *
	Bemis ACM	Rio ACM					Alcan ACM
	March 1,	January 1,	Six Months	Year Ended	Year Ended	October 24,	January 1,
	2010 through	2010 through	Ended	December 31,	December 31,	2007 through	2007 through
	June 30,	February 28,	June 30,	2009	2008	December 31,	October 23,
	2010	2010	2009			2007	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues
Third parties	$ 47,688	$ 25,193	$ 75,309	$ 154,947	$ 146,649	$ 24,321	$ 111,136
Related parties	793	184	547	1,508	1,849	424	1,078
Total revenues	48,481	25,377	75,856	156,455	148,498	24,745	112,214
Direct expenses
Cost of sales	27,345	19,830	61,802	126,590	122,779	21,967	93,666
Related party cost of sales	14,805	-	-	-	-	-	-
Total cost of sales	42,150	19,830	61,802	126,590	122,779	21,967	93,666
Selling , general and administrative
expenses
Related parties	2,361	1,416	5,084	9,816	8,823	1,594	8,129
Amortization	492	467	1,401	2,801	2,801	530	-
Related party - research
and development	285	170	958	1,873	1,856	314	1,604
Total selling, general and
administrative expenses	3,138	2,053	7,443	14,490	13,480	2,438	9,733
Total direct expenses	45,288	21,883	69,245	141,080	136,259	24,405	103,399
Revenues in excess of
direct expenses	$ 3,193	$ 3,494	$ 6,611	$ 15,375	$ 12,239	$ 340	$ 8,815

* As defined in Note 2.

The accompanying notes are an integral part of these financial statements.

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

1.         Description of Business and Asset Purchase Agreement

The Alcan Cheese and Meat business (“ACM”, as defined below) represents an aggregation of assets, liabilities, revenues and expenses of certain flexible packaging product lines which were historically reported as an integrated operation within the Alcan Packaging-Food Americas business.  Alcan Packaging-Food Americas was a business within Alcan Inc. (“Alcan”) prior to October 24, 2007, at which time Alcan was acquired by Rio Tinto plc, a part of Rio Tinto Group (“Rio”).  Alcan Packaging-Food Americas was again acquired by Bemis Company Inc. (“Bemis”) from Rio on February 28, 2010 as disclosed below.  Accordingly, the financial data for periods subsequent to October 23, 2007 but prior to March 1, 2010 and as of December 31, 2009 and 2008 reflects Rio’s allocation of a portion of its purchase price for Alcan, based on its assessment of the fair value of the specific identifiable tangible and intangible assets and liabilities of the ACM business as of the acquisition date.

In July 2009, Bemis entered into negotiations with Rio to acquire the Alcan Packaging-Food Americas business.  However, as part of the customary antitrust review process conducted by the United States Department of Justice, it was determined that the contemplated combined Bemis and Alcan Packaging-Food Americas businesses represented too significant a position in the United States market as it related to certain specific product offerings.

On February 25, 2010, the United States District Court for the District of Columbia  approved  the Bemis acquisition of Alcan Packaging-Food Americas, subject to a Hold Separate Stipulation and Order (“Order”) dated February 24, 2010 for certain relevant products (“Relevant Products”) which Bemis was required to immediately hold separate and divest.  The Relevant Products as defined in the Order are any of Alcan Packaging-Food Americas’ "flexible-packaging roll-stock used in the packaging of chunk, sliced and/or shredded natural cheeses and any flexible-packaging shrink bags used for fresh meat".  On February 28, 2010, Bemis consummated the purchase of Alcan Packaging-Food Americas.  Accordingly, the financial data for periods subsequent to February 28, 2010 and as of June 30, 2010 reflects Bemis’ allocation of a portion of its purchase price for Alcan Packaging-Food Americas based on its assessment of the fair value of the specific identifiable tangible and intangible assets and liabilities of the ACM business as of the acquisition date.

On June 11, 2010, Exopack Holding Corp. (“Exopack”) signed a definitive Asset Purchase Agreement (the “Agreement”) with Bemis to acquire the Relevant Products as well as certain other packaging products covered in the Agreement for $82.1 million, which is subject to certain post-closing adjustments as described in the Agreement.  On July 13, 2010, Exopack consummated this transaction.  Exopack funded the purchase price with proceeds from a term loan under a Credit and Guaranty Agreement.  The financial data directly related to products acquired by Exopack are herein after referred to as “ACM” for all periods presented in these financial statements.  Further references to Alcan Packaging-Food Americas and ACM throughout these financial statements relates to the financial data of the party which owned the respective business during the periods referenced.

ACM’s products are manufactured to varying degrees across four of Alcan Packaging-Food Americas’ many North American plants.  The four Alcan Packaging-Food Americas plants that manufacture ACM products are the Menasha, Wisconsin (“Menasha”); Tulsa, Oklahoma (“Tulsa”); Boscobel, Wisconsin (“Boscobel”); and Des Moines, Iowa (“Des Moines”) plants. With the exception of the Tulsa facility, which is dedicated solely to the production of ACM products, the other three plants manufacture ACM products as well as other products which are not part of ACM and will be retained by Bemis.  Approximately 35% of the total volume of goods produced at the Menahsa plant relates to the wax packaging business which will be retained by

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

Bemis and which was sectioned off and will remain co-located prospectively from March 1, 2010. The remaining operations of the Menasha plant relate to the ACM products.  Other ACM customer contracts and revenue streams pertaining to the products acquired by Exopack are manufactured at the Boscobel and Des Moines plants, both of which will be retained by Bemis but will toll manufacture the ACM products for Exopack, for a limited period of time, under terms which were negotiated by Bemis and Exopack.  In addition a transition services agreement has been negotiated for a period of time.  A separate tolling agreement existed between Bemis and ACM for the period March 1, 2010 through July 13, 2010 as discussed in Note 11.

2.         Basis of Presentation

The accompanying Statements of Assets Acquired and Liabilities Assumed as of June 30, 2010 (Unaudited), December 31, 2009 and 2008 and the related Statements of Revenues and Direct Expenses for the periods March 1, 2010 through June 30, 2010 (Unaudited) and January 1, 2010 through February 28, 2010 (Unaudited), for the six months ended June 30, 2009 (Unaudited), for the years ended December 31, 2009 and 2008, and for the periods October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007 (collectively, the "Financial Statements") of ACM have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"), as permitted by the SEC.  The elements of the Financial Statements are stated in accordance with accounting principles generally accepted in the United States of America ("GAAP").

The accompanying Statements of Assets Acquired and Liabilities Assumed include only certain assets and liabilities related to the Menasha and Tulsa plants that are part of the ACM business to be sold as per the Agreement.

In addition to substantially all of the assets and liabilities of the Boscobel and Des Moines plants, Bemis will retain certain assets and liabilities of the Menasha and Tulsa plants that have been excluded from the Statements of Assets Acquired and Liabilities Assumed. These excluded assets and liabilities consist primarily of:

•            Cash and cash equivalents

•            Deferred income taxes

•            Intercompany receivables and payables

•            Self-insurance reserves

•            Assets and liabilities of employee benefit plans, other than accrued vacation

•            Income taxes payable

The Statements of Revenues and Direct Expenses include the revenues and expenses directly attributable to the development, sale and distribution of the ACM products manufactured at the Menasha and Tulsa plants as well as the revenues and direct expenses pertaining to the ACM products manufactured at the Boscobel and Des Moines facilities.

ACM sources certain of its products from Alcan Packaging-Food Americas manufacturing facilities.  In addition, ACM utilizes the services of Alcan Packaging-Food Americas for certain functions, such as information technology, finance and accounting, research and development, marketing, and corporate wide employee benefit programs.  The cost of these services have been allocated to ACM and are included in the Statements of Revenues and Direct Expenses for all periods presented.  Management considers these allocations to be a reasonable reflection of ACM's utilization of these services.  A discussion of the

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

relationship with Alcan Packaging-Food Americas, Rio and Bemis, including a description of the costs that have been allocated to ACM, is included in Note 11 to the Financial Statements.

The Statements of Revenues and Direct Expenses exclude costs that are not directly related to ACM, including certain Alcan Packaging-Food Americas, Rio and Bemis corporate overhead expenses, interest income and expense and income taxes.  These costs will be incurred for future stand alone operations of ACM.

Statements of cash flows and invested equity are not presented as Exopack is not acquiring all of the assets nor assuming all of the liabilities of ACM, and the preparation of such financial information is impracticable given the nature of the financial statements and the limited amount of information available specifically related to ACM.

The interim financial information presented herein are unaudited; however, all material adjustments (consisting only of normal recurring adjustments, unless otherwise noted) have been made for a fair presentation.  The results for the interim periods are not necessarily indicative of the results to be expected for any other interim period or for any future periods.

Predecessor and Successor Reporting

The effects of the acquisition of Alcan by Rio on October 23, 2007, and the effects of the acquisition by Bemis on February 28, 2010, and the subsequent adjustments to the carve-out basis of accounting applied to ACM were recorded in accordance with SEC Staff Accounting Bulletin (SAB) Topic 5J, “New Basis of Accounting Required in Certain Circumstances”.  Accordingly, in the accompanying June 30, 2010 (Unaudited), December 31, 2009 and 2008 Statements of Assets Acquired and Liabilities Assumed, the portion of total consideration and related costs paid by Bemis and Rio, as applicable, in connection with the acquisition and attributable to ACM have been pushed down to ACM and have been allocated to the Assets Acquired and Liabilities Assumed in accordance with financial accounting standards guidance related to business combinations.

Due to the impact of push down accounting, ACM's Statements of Revenues and Direct Expenses and certain note presentations for the year ended December 31, 2007 and for the six-month period ended June 30, 2010 are presented in two distinct periods to indicate the application of two different cost basis of accounting between the historical periods presented resulting from the changes in ownership occurring during these periods.  As such, for the 12 month period ended December 31, 2007, the two distinct periods are: (1) the period up to and including the acquisition date (January 1, 2007 through October 23, 2007, identified as "Predecessor 1" or “Alcan ACM”) and (2) the period after that date (October 24, 2007 through December 31, 2007, identified as "Predecessor 2" or “Rio ACM”). All periods presented from December 31, 2007 through February 28, 2010 are also identified as "Predecessor 2" or ‘Rio ACM”.  The period for which ACM was owned by Bemis beginning March 1, 2010 is referred to as the “Successor” or “Bemis ACM”.  ACM's financial statements and certain notes include a black line division which indicates that the Predecessor 1, Predecessor 2, and Successor reporting entities shown are not comparable as a result of the impact of push down accounting as discussed above.

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

3.         Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue from product sales, net of trade discounts, allowances and volume-based incentives, is recognized once delivery has occurred, provided that persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectability is reasonably assured.  Delivery is considered to have occurred when title and risk of loss have transferred to the customer.

Shipping and Handling Costs

Amounts charged to customers related to shipping and handling are included in revenues, and related shipping and handling costs are recognized in cost of sales and operating expenses.

Inventories

Inventories are stated at cost (determined primarily using the average cost method) or net realizable value, whichever is lower.  Cost includes material, labor and manufacturing overhead costs.

Property, Plant & Equipment

Property, plant and equipment is recorded at cost and includes interest capitalized during the construction period, if material.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives are 30 years for buildings and improvements, 10 years for machinery and equipment, and 3-7 years for other depreciable assets.  The cost of property, plant and equipment and related accumulated depreciation are removed from the accounts upon the retirement of such assets and the resulting gain or loss is recognized at the time of disposition.  Maintenance and repairs that do not improve efficiency or extend economic life are charged to expense as incurred.

Intangible Assets

Intangible assets are comprised primarily of customer contracts and relationships; patented and non-patented technology; and trademarks and trade names, all of which have finite lives.  Intangible assets are recorded at cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives.

Impairment of Long-Lived Assets

ACM reviews its long-lived assets and amortizable intangible assets for impairment annually, or whenever events or changes in circumstances indicate that the net carrying amount of a long-lived asset may not be fully recoverable.  An impairment loss is recognized when the net carrying amount of the asset exceeds the future undiscounted cash flows expected from the asset.  Any impairment loss is measured as the amount by which the carrying amount exceeds the estimated fair value.  Such evaluations for impairment are significantly affected by estimates of future prices for ACM's products, economic trends in the market and other factors.

Determinations of market values (quotes, bids, proposals, etc.) are used whenever available to estimate fair value.  When market values are unavailable, the estimated fair value of the long-lived asset is generally based

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

on estimates of future undiscounted net cash flows.  No impairment adjustments have been reported during any of the periods presented.

Environmental Liabilities

Various state and federal regulations relating to health, safety and the environment govern the flexible packaging and plastic films industry, and ACM has invested substantial effort to prepare for and meet these requirements.  While these requirements are continually changing, management believes that its operations are in substantial compliance with applicable health, safety and environmental regulations. Costs associated with cleaning up existing environmental contamination caused by past operations and costs which do not benefit future periods are expensed.  ACM records undiscounted liabilities for environmental costs when a loss is probable and can be reasonably estimated. At June 30, 2010 (Unaudited), December 31, 2009 and 2008, there were no significant obligations related to environmental matters.

Research and Development

ACM incurs costs in connection with research and development programs that are expected to contribute to future earnings, and charges such costs to expense as incurred.  These costs include certain salaries, wages and related employment, facilities and operating expenses.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade receivables balance.  Management determines the allowance based on known doubtful accounts, historical experience and other currently available evidence.

Adopted Accounting Standards and Guidance

In June 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance for the FASB Accounting Standards CodificationTM (“ASC”), which establishes the ASC as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  The adoption of this guidance did not have an effect on these financial statements.

In May 2009, the FASB issued authoritative guidance for subsequent events which establishes general standards of accounting and disclosure for events that occur after the balance sheet date but before the financial statements are issued.  The adoption of this guidance expanded the disclosures in these financial statements.

In April 2009, the FASB issued additional authoritative guidance regarding accounting for assets acquired and liabilities assumed in a business combination that arise from contingencies.  This guidance amends and clarifies earlier guidance to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  The guidance was effective for ACM on January 1, 2009, and applies to business combinations with an acquisition date on or after the guidance became effective.  Adoption of this guidance did not have an effect on these financial statements.

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

4.         Trade Receivables

Trade receivables consist of the following:

	Successor	Predecessor 2
	Bemis ACM	Rio ACM
	June 30,	December 31,	December 31,
	2010	2009	2008
(Unaudited)
Trade receivables - gross
- third parties	$ 10,729	$ 11,042	$ 10,698
Less: Allowance for doubtful accounts and other
reserves	(300)	(37)	(255)
Trade receivables - net	$ 10,429	$ 11,005	$ 10,443

Significant Customers and Concentration of Credit Risk

Two customers accounted for 34.2% of revenues for the period March 1, 2010 through June 30, 2010 (Unaudited).  Three customers accounted for 41.8% of revenues for the period January 1, 2010 through February 28, 2010 (Unaudited).  Four customers accounted for 54.6%, 57.4% and 64.0% of revenues for the years ended December 31, 2009 and 2008, and the period October 24, 2007 through December 31, 2007, respectively.  Three customers accounted for 55.9% of revenues for the period January 1, 2007 through October 23, 2007.

Two customers accounted for 49.2% of total trade receivables as of June 30, 2010 (Unaudited).  Three customers accounted for 53.5% and 62% of total trade receivables as of December 31, 2009 and 2008, respectively.

5.         Inventories, net

Inventories consist of the following:

	Successor	Predecessor 2
	Bemis ACM	Rio ACM
	June 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)

Raw materials and other supplies	$ 3,041	$ 1,401	$ 2,784
Work in progress	1,953	1,670	1,572
Finished goods	7,328	6,893	7,260
Spare parts	1,294	1,192	1,004
Allowance for obsolescence	(179)	(202)	(277)
Total Inventories, net	$ 13,437	$ 10,954	$ 12,343

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

6.         Property, Plant and Equipment, net

Property, plant and equipment consists of the following:

	Successor	Predecessor 2
	Bemis ACM	Rio ACM
	June 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
Cost
Land and property rights	$ 560	$ 715	$ 715
Buildings and leasehold improvements	10,108	10,270	9,410
Property under capital leases	9,948	11,487	11,487
Machinery and equipment	25,129	47,949	46,938
	45,745	70,421	68,550
Less: Accumulated depreciation	(1,704)	(23,905)	(18,946)
	44,041	46,516	49,604
Construction in progress	1,005	548	1,984
Property, plant and equipment - net	$ 45,046	$ 47,064	$ 51,588

Depreciation expense related to property, plant and equipment was as follows:

	Successor	Predecessor 2					Predecessor 1
	Bemis ACM	Rio ACM					Alcan ACM

	March 1,	January 1,	Six Months			October 24,	January 1,
	2010 through	2010 through	Ended	Year Ended	Year Ended	2007 through	2007 through
	June 30,	February 28,	June 30,	December 31,	December 31,	December 31,	October 23,
	2010	2010	2009	2009	2008	2007	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Depreciation expense	$ 1,557	$ 1,188	$ 3,805	$ 7,633	$ 7,331	$ 1,201	$ 5,458

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

7.         Identifiable Intangible Assets

Definite-lived intangible assets consist of the following:

	Customer	Patented
	Contracts	and Non-	Trademarks
	and	Patented	and
	Relationships	Technology	Trade names	Total
Successor - Bemis ACM
As of June 30, 2010 (Unaudited)
Gross carrying amount	$ 19,351	$ 6,406	$ 1,614	$ 27,371
Less: accumulated amortization	(323)	(142)	(27)	(492)
Net carrying amount	$ 19,028	$ 6,264	$ 1,587	$ 26,879
Weighted average useful life	20.0 years	15.0 years	20.0 years	18.6 years

Predecessor 2 - Rio ACM
As of December 31, 2009
Gross carrying amount	$ 36,736	$ 12,162	$ 3,065	$ 51,963
Less: accumulated amortization	(4,021)	(1,775)	(335)	(6,131)
Net carrying amount	$ 32,715	$ 10,387	$ 2,730	$ 45,832
Weighted average useful life	20.0 years	15.0 years	20.0 years	18.6 years

As of December 31, 2008
Gross carrying amount	$ 36,736	$ 12,162	$ 3,065	$ 51,963
Less: accumulated amortization	(2,184)	(964)	(182)	(3,331)
Net carrying amount	$ 34,552	$ 11,198	$ 2,883	$ 48,632
Weighted average useful life	20.0 years	15.0 years	20.0 years	18.6 years

Amortization expense related to definite-lived intangible assets was as follows:

	Successor	Predecessor 2					Predecessor 1
	Bemis ACM	Rio ACM					Alcan ACM

	March 1,	January 1,	Six Months			October 24,	January 1,
	2010 through	2010 through	Ended	Year Ended	Year Ended	2007 through	2007 through
	June 30,	February 28,	June 30,	December 31,	December 31,	December 31,	October 23,
	2010	2010	2009	2009	2008	2007	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Amortization expense	$ 492	$ 467	$ 1,401	$ 2,801	$ 2,801	$ 530	$ -

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

8.         Accrued Liabilities

Accrued liabilities consists of the following:

	Successor	Predecessor 2
	Bemis ACM	Rio ACM
	June 30,	December 31,	December 31,
	2010	2009	2008
(Unaudited)

Accrued employment costs	$ 1,177	$ 410	$ 355
Accrued customer rebates and other liabilities	3,636	6,747	5,347
Total accrued liabilities	$ 4,813	$ 7,157	$ 5,702

9.         Capital Lease Obligations

ACM leases certain buildings and equipment under the terms of non-cancelable capital leases which expire through 2019.  Property and equipment leased by the Business under capital leases are stated at an amount equal to the present value of the minimum lease payments less accumulated amortization.   Future minimum payments on the capital leases as of December 31, 2009 are as follows:

		Lease
		Payments
Year ending December 31,
2010		$ 1,554
2011		1,554
2012		1,554
2013		1,554
2014		1,288
Thereafter		3,394
	Total	$ 10,898

The liabilities reflected on the Statements of Assets Acquired and Liabilities Assumed are net of interest costs.  As the Statements of Revenues and Direct Expenses excludes interest costs, these financial statements exclude the interest cost pertaining to capital lease obligations.

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

10.       Commitments and Contingencies

Operating Leases

ACM leases certain land, equipment and warehouses under the terms of non-cancelable operating leases which expire through July 2023.  Future minimum payments on the operating leases as of December 31, 2009 are as follows:

		Lease
		Payments
Year ending December 31,
2010		$ 499
2011		266
2012		118
2013		94
2014		60
Thereafter		508
	Total	$ 1,545

Rent expense for all operating leases was as follows:

	Successor	Predecessor 2					Predecessor 1
	Bemis ACM	Rio ACM					Alcan ACM

	March 1,	January 1,	Six Months			October 24,	January 1,
	2010 through	2010 through	Ended	Year Ended	Year Ended	2007 through	2007 through
	June 30,	February 28,	June 30,	December 31,	December 31,	December 31,	October 23,
	2010	2010	2009	2009	2008	2007	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Rent expense	$ 124	$ 55	$ 160	$ 321	$ 304	$ 41	$ 203

Legal Proceedings

From time to time, ACM becomes party to legal proceedings and administrative actions, which are of an ordinary or routine nature, and incidental to the operations of ACM.  Although it is difficult to predict the outcome of any legal proceeding, in the opinion of management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on ACM’s financial position or operating results.

11.       Related Party Transactions

Related Party Sales

Related party sales represent sales to other Alcan Packaging-Food Americas locations.

Manufacturing (Unaudited)
Bemis’s Boscobel and Des Moines manufacturing facilities produced a portion of the products sold by ACM

Alcan Cheese and Meat

Notes to the Financial Statements

(In thousands of dollars)

for the period March 1, 2010 through June 30, 2010 (Unaudited) under a tolling agreement. Prior to March 1, 2010, cost of product sales included the cost of production consisting of direct material, labor and overhead, as well as an allocation of indirect overhead from these two manufacturing facilities related to sales to ACM customers.  For the period March 1, 2010 through June 30, 2010 (Unaudited), the tolling charges by Bemis to ACM incurred under this tolling agreement are reflected in related party cost of sales of $14.9 million.  Sales to third parties include sales of $14.4 million, related to these products.  The costs under the tolling agreement differ from the costs which were incurred historically by ACM as presented in the Predecessor periods and may not be indicative of the costs which Exopack may incur subsequent to the tolling arrangement between Bemis and ACM.

Leased Property (Unaudited)
The Menasha facility was held separate from Bemis for the period subsequent to the March 1, 2010 Bemis acquisition date.  The portion of the business that remained with Bemis is continuing to operate in a portion of the Menasha facility under a lease agreement. Rental income for the four months ended June 30, 2010 was $89 and was included as a reduction to related party cost of sales.

Selling, General and Administrative Expense and Research and Developmental Cost Allocations
ACM utilized the services of Alcan Packaging-Food Americas and certain of its subsidiaries for certain selling, general and administrative functions. These services included information technology, finance and accounting, research and development, facilities management, and marketing. The cost of these services has been determined by allocating a portion of the overall Alcan Packaging-Food Americas corporate cost for these services to ACM. The amounts allocated to ACM are based on a proportional cost allocation methodology utilizing net sales as a key driver. The amounts allocated are intended to represent the costs of providing these services and management believes the allocation methods are reasonable and consistently applied for all periods.  The costs as historically allocated may not be indicative of the costs which will be incurred subsequent to the acquisition by Exopack.  Costs allocated to ACM were as follows:

	Successor	Predecessor 2					Predecessor 1
	Bemis ACM	Rio ACM					Alcan ACM

	March 1,	January 1,	Six Months			October 24,	January 1,
	2010 through	2010 through	Ended	Year Ended	Year Ended	2007 through	2007 through
	June 30,	February 28,	June 30,	December 31,	December 31,	December 31,	October 23,
	2010	2010	2009	2009	2008	2007	2007
	(Unaudited)	(Unaudited)	(Unaudited)

Costs allocated to selling,
general and administrative expenses	$ 2,361	$ 1,416	$ 5,084	$ 9,816	$ 8,823	$ 1,594	$ 8,129
Costs allocated to research
and development	285	170	958	1,873	1,856	314	1,604
Total allocated costs	$ 2,646	$ 1,586	$ 6,042	$ 11,689	$ 10,679	$ 1,908	$ 9,733